Exhibit 99


                          CONSENT OF DIRECTOR DESIGNEE

Pursuant to Item 401(a)(2) of Regulation S-K, I consent to be named as a director designee in this Registration Statement.




                                          Signature: /s/ Katherine D. Courage
                                                  -----------------------------

                                             Name: Katherine D. Courage

                                              Date: July 7, 1998